Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

INSMED INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Primary

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees to Be Paid	Debt	Debt Securities	456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Secondary

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(c)	27,793	$18.36(3)	$510,279.48(3)	.0001102	$56.24

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	415(a)(6)	(4)	N/A	$215,585,139	N/A	N/A	424b5	333-238560	February 25, 2021	$27,275

	Total Offering Amounts					$216,095,418.48

	Total Fees Previously Paid							$27,275

	Total Fee Offsets							N/A

	Net Fee Due							$56.24

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fees for these securities and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

(2)
An indeterminate aggregate initial offering price or principal amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock on the Nasdaq Global Select Market on May 17, 2023.

(4)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $215,585,139 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-238560), which became automatically effective on May 21, 2020 (the “Prior Registration Statement”). In connection with the filing of the prospectus supplement, dated February 25, 2021 (the “Prospectus Supplement”) to the Prior Registration Statement, the registrant paid a filing fee of $27,275 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prospectus Supplement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.